                                                                   EXHIBIT T3A.2

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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 EOTT ENERGY LLC









                                            , 2003











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

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 EOTT ENERGY LLC


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I. ORGANIZATIONAL MATTERS.................................................................................2
   Section 1.1        Amendment and Restatement...................................................................2
   Section 1.2        Delaware Act; Personal Property.............................................................2
   Section 1.3        Name........................................................................................2
   Section 1.4        Registered Office; Principal Office.........................................................2
   Section 1.5        Power of Attorney...........................................................................2
   Section 1.6        Term........................................................................................3
   Section 1.7        Possible Restrictions on Transfer...........................................................3
ARTICLE II. DEFINITIONS...........................................................................................4
ARTICLE III. PURPOSE.............................................................................................11
   Section 3.1        Purpose and Business.......................................................................11
   Section 3.2        Powers.....................................................................................12
ARTICLE IV. CAPITAL CONTRIBUTIONS................................................................................12
   Section 4.1        Issuances of Additional Units, and Other Securities........................................12
   Section 4.2        Limited Preemptive Rights..................................................................13
   Section 4.3        Capital Accounts...........................................................................13
   Section 4.4        Interest...................................................................................15
   Section 4.5        No Withdrawal..............................................................................16
   Section 4.6        Loans from Members.........................................................................16
   Section 4.7        No Fractional Units........................................................................16
   Section 4.8        Splits and Combinations....................................................................16
ARTICLE V. ALLOCATIONS AND DISTRIBUTIONS.........................................................................17
   Section 5.1        Allocations for Capital Account Purposes...................................................17
   Section 5.2        Allocations for Tax Purposes...............................................................20
   Section 5.3        Distributions..............................................................................22
ARTICLE VI. MANAGEMENT AND OPERATION OF BUSINESS.................................................................22
   Section 6.1        Management of the Company's Affairs........................................................22
   Section 6.2        Board of Directors.........................................................................23
   Section 6.3        Required Board Approval....................................................................26
   Section 6.4        Officers...................................................................................26
   Section 6.5        Compensation...............................................................................28
   Section 6.6        Interested Officers or Directors...........................................................28
   Section 6.7        Indemnification............................................................................28
   Section 6.8        Exculpation of Liability of Officers and Directors.........................................31
   Section 6.9        Duties of Officers and Directors...........................................................31
   Section 6.10       Facsimile Signatures.......................................................................32
   Section 6.11       Title to Company Assets....................................................................32
   Section 6.12       Purchase or Sale of Units..................................................................32
   Section 6.13       Reliance by Third Parties..................................................................32

ARTICLE VII. RIGHTS AND OBLIGATIONS OF MEMBERS...................................................................33
   Section 7.1        Limitation of Liability....................................................................33
   Section 7.2        Management of Business.....................................................................33
   Section 7.3        Outside Activities.........................................................................33
   Section 7.4        Return of Capital..........................................................................33
   Section 7.5        Rights of Members Relating to the Company..................................................33
ARTICLE VIII. BOOKS, RECORDS, ACCOUNTING AND REPORTS.............................................................34
   Section 8.1        Records and Accounting.....................................................................34
   Section 8.2        Fiscal Year................................................................................34
   Section 8.3        Reports....................................................................................34
ARTICLE IX. TAX MATTERS..........................................................................................35
   Section 9.1        Preparation of Tax Returns.................................................................35
   Section 9.2        Tax Elections..............................................................................35
   Section 9.3        Organizational Expenses....................................................................35
   Section 9.4        Withholding................................................................................35
   Section 9.5        Entity-Level Arrearage Collections.........................................................35
   Section 9.6        Opinions of Counsel........................................................................36
ARTICLE X. CERTIFICATES..........................................................................................36
   Section 10.1       Certificates...............................................................................36
   Section 10.2       Registration, Registration of Transfer and Exchange........................................36
   Section 10.3       Mutilated, Destroyed, Lost or Stolen Certificates..........................................37
   Section 10.4       Record Holder..............................................................................37
ARTICLE XI. TRANSFER OF INTERESTS................................................................................38
   Section 11.1       Transfer...................................................................................38
   Section 11.2       Transfer of Units..........................................................................38
   Section 11.3       Restrictions on Transfers..................................................................38
   Section 11.4       Citizenship Certificates; Non-citizen Assignees............................................39
   Section 11.5       Redemption of Interests....................................................................39
ARTICLE XII. ADMISSION OF MEMBERS................................................................................40
   Section 12.1       Admission of Substituted Members...........................................................40
   Section 12.2       Admission of Additional Members............................................................41
   Section 12.3       Amendment of Agreement and Certificate of Limited Liability Company........................41
ARTICLE XIII. WITHDRAWAL OF MEMBERS..............................................................................41
ARTICLE XIV. DISSOLUTION AND LIQUIDATION.........................................................................41
   Section 14.1       Dissolution................................................................................41
   Section 14.2       Liquidation................................................................................42
   Section 14.3       Distributions in Kind......................................................................43
   Section 14.4       Cancellation of Certificate of Formation...................................................43
   Section 14.5       Reasonable Time for Winding Up.............................................................43
   Section 14.6       No Capital Account Restoration.............................................................43
   Section 14.7       Waiver of Partition........................................................................43
ARTICLE XV. AMENDMENT OF AGREEMENT; MEETINGS; RECORD DATE........................................................43
   Section 15.1       Amendment to be Adopted Solely by the Board of Directors...................................43
   Section 15.2       Amendment Procedures.......................................................................44
   Section 15.3       Amendment Requirements.....................................................................45
   Section 15.4       Meetings...................................................................................45
   Section 15.5       Notice of a Meeting........................................................................46
   Section 15.6       Record Date................................................................................46
   Section 15.7       Adjournment................................................................................46
   Section 15.8       Waiver of Notice; Approval of Meeting; Approval of Minutes.................................46
   Section 15.9       Quorum.....................................................................................46

   Section 15.10      Conduct of Meeting.........................................................................47
   Section 15.11      Action Without a Meeting...................................................................47
   Section 15.12      Voting and Other Rights....................................................................47
ARTICLE XVI. MERGER..............................................................................................48
   Section 16.1       Authority..................................................................................48
   Section 16.2       Procedure for Merger or Consolidation......................................................48
   Section 16.3       Approval by Members of Merger or Consolidation.............................................49
   Section 16.4       Certificate of Merger......................................................................49
   Section 16.5       Effect of Merger...........................................................................49
ARTICLE XVII. GENERAL PROVISIONS.................................................................................50
   Section 17.1       Addresses and Notices......................................................................50
   Section 17.2       References.................................................................................50
   Section 17.3       Pronouns and Plurals.......................................................................50
   Section 17.4       Further Action.............................................................................50
   Section 17.5       Binding Effect.............................................................................50
   Section 17.6       Integration................................................................................51
   Section 17.7       Creditors..................................................................................51
   Section 17.8       Waiver.....................................................................................51
   Section 17.9       Counterparts...............................................................................51
   Section 17.10      Applicable Law.............................................................................51
   Section 17.11      Invalidity of Provisions...................................................................51


Certificate for Common Units..............................................................................Exhibit A
Warrant Agreement.........................................................................................Exhibit B

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 EOTT ENERGY LLC


         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EOTT
ENERGY LLC, dated as of       , 2003, is entered into by and among the Member,
together with any other Persons who become Members in EOTT Energy LLC (the "COMPANY") or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    RECITALS

         WHEREAS, the Company was formed on November 14, 2002 as a wholly owned subsidiary of EOTT Energy Partners, L.P. ("EOTT ENERGY").

         WHEREAS, on October 8, 2002, EOTT Energy filed voluntary bankruptcy cases under Chapter 11 of Title 11 U.S. Code in the U.S. Bankruptcy Court for the Southern District of Texas ("BANKRUPTCY COURT").

         WHEREAS, Section 22 of the Limited Liability Company Agreement of the Company dated as of November 14, 2002 ("ORIGINAL AGREEMENT") permits the Original Agreement to be amended or restated with the approval of the sole member of the Company, EOTT Energy;

         WHEREAS, the sole member of the Company, EOTT Energy, has approved the amendment and restatement of the Original Agreement as provided in this Agreement,

         WHEREAS, the Plan of Reorganization, which is subject to confirmation by the Bankruptcy Court, provides for, among other things:

                  (a) The cancellation of all of the general and limited partnership interest and other equity interests in EOTT Energy;

                  (b) The issuance of all of the equity interests in the Company to certain former holders of debt securities of the Company and to certain former holders of equity securities of the Company;

                  (c) The issuance of the Warrants to certain former holders of equity securities of the Company; and

                  (d) The issuance of the general and limited partner interests in EOTT Energy to the Company and a newly-formed, wholly-owned limited liability company subsidiary of the Company.

         NOW, THEREFORE, pursuant to and as provided for in the Plan of Reorganization, the parties hereto agree as follows:

                                   ARTICLE I.
                             ORGANIZATIONAL MATTERS

         SECTION 1.1 AMENDMENT AND RESTATEMENT. The agreement of limited liability company of the Company is hereby amended and restated as set forth herein.

         SECTION 1.2 DELAWARE ACT; PERSONAL PROPERTY. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Interests shall constitute personal property of the owner thereof for all purposes.

         SECTION 1.3 NAME. The name of the Company shall be "EOTT Energy LLC". The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Board of Directors. The words "Limited Liability Company," "L.L.C." or similar words or letters shall be included in the Company's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Board of Directors, in its sole discretion, may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to Members.

         SECTION 1.4 REGISTERED OFFICE; PRINCIPAL OFFICE. Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at, and the address of the Board of Directors shall be, 2000 West Sam Houston Parkway, South, Suite 400, Houston, Texas 77042, or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors deems necessary or appropriate.

         SECTION 1.5 POWER OF ATTORNEY.

         (a) Each Member and each Assignee hereby constitutes and appoints each of the Chief Executive Officer and President and, if a Liquidator shall have been selected pursuant to Section 4.2, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

                  (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Formation and all amendments or restatements thereof) that the Chief Executive Officer and President or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all certificates, documents and other instruments that the Chief Executive Officer and President or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the Chief Executive Officer and President or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XI, XII, XIII or XIV or the Capital Contribution of any Member; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other Company Securities issued pursuant to Section 4.1; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Company pursuant to Article XVI; and

                  (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the Chief Executive Officer and President or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the Chief Executive Officer and President or the Liquidator, to effectuate the terms or intent of this Agreement; provided, however, when required by Section
         15.3 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer and President or the Liquidator may exercise the power of attorney made in this
         Section 1.5(a)(ii) only after the necessary vote, consent or approval of the Members or of the Members of such class or series, as applicable.

         Nothing contained in this Section 1.5(a) shall be construed as authorizing the Chief Executive Officer and President to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

         (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Assignee and the transfer of all or any portion of such Member's or Assignee's Interest and shall extend to such Member's or Assignee's heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Chief Executive Officer and President or the Liquidator acting in good faith pursuant to such power of attorney, and each such Member or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer and President or the Liquidator taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Chief Executive Officer and President or the Liquidator, within 15 days after receipt of the Chief Executive Officer's, President's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Board of Directors or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Company.

         SECTION 1.6 TERM. The Company shall continue in existence until the close of Company business on March 31, 2084, or until the earlier termination of the Company in accordance with the provisions of Article XIV.

         SECTION 1.7 POSSIBLE RESTRICTIONS ON TRANSFER. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Company as an association taxable as a corporation or would otherwise result in the Company's being taxed as an entity for federal income tax purposes, then, the Board of Directors may impose such restrictions on the transfer of Units or Interests as may be required, in the Opinion of Counsel, to prevent the Company from being taxed as an association taxable as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making such amendments to this Agreement as the Board of Directors in its sole discretion may determine to be necessary or appropriate to impose such restrictions; provided, however, any such amendment to this Agreement that would result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least two-thirds of the Outstanding Units of such class.


                                   ARTICLE II.
                                   DEFINITIONS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "ADDITIONAL MEMBER" means a Person admitted to the Company as a Member pursuant to Section 12.2 and who is shown as such on the books and records of the Company.

         "ADJUSTED CAPITAL ACCOUNT" means, with respect to each Member, the Capital Account maintained for such Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Code Sections 704(e)(2) and 706(d) and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a Common Unit or any other specified interest in the Company shall be the amount that such Adjusted Capital Account would be if such Common Unit or other interest in the Company were the only interest in the Company held by a Member.

         "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 4.3(d)(i) or 4.3(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Company for federal income tax purposes upon a termination thereof pursuant to Code Section 708, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 4.3(d)(i) or 4.3(d)(ii).

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "AGREED ALLOCATION" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         "AGREED VALUE" means, with respect to any Contributed Property, the fair market value of such property or other consideration at the time of contribution as determined by the Board of Directors using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Company for federal income tax purposes upon termination and reconstitution thereof pursuant to Code Section 708 shall be determined in accordance with Section 4.3(c)(i). Subject to Section 4.3(c)(i), the Board of Directors shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

         "AGREEMENT" means this Limited Liability Company Agreement of EOTT Energy LLC, as it may be amended, supplemented or restated from time to time.

         "ASSIGNEE" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Member.

         "BOARD OF DIRECTORS" has the meaning assigned to such term in Section 6.1.

         "BOOK-TAX DISPARITY" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Section
4.3 and the hypothetical balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of either the United States or either of the states of New York or Texas shall not be regarded as a Business Day.

         "CAPITAL ACCOUNT" means, with respect to each Member, the capital account maintained for such Member pursuant to Section 4.3.

         "CAPITAL CONTRIBUTION" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to Sections 4.1 or 4.3(c)(i) as of the date of such contribution.

         "CARRYING VALUE" means, (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.3(d)(i) and 4.3(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board of Directors.

         "CAUSE" means, with respect to any Director, a court of competent jurisdiction has entered a final, non-appealable judgment finding such Director liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a Director.

         "CERTIFICATE" means a certificate, substantially in the form of Exhibit A to this Agreement or in such other forms as may be adopted by the Board of Directors in its sole discretion, issued by the Company evidencing ownership of one or more Common Units, or a certificate, in such form as may be adopted by the Board of Directors in its sole discretion, issued by the Company evidencing ownership of one or more other Units.

         "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as such Certificate of Formation may be amended, supplemented or restated from time to time.

         "CITIZENSHIP CERTIFICATION" means a properly completed certificate in such form as may be specified by the Board of Directors by which an Assignee or a Member certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

         "CLAIM HOLDER" means a holder of EOTT Energy's 11% Senior Notes due 2009 entitled to receive Initial Units pursuant to the Plan of Reorganization.

         "CLOSING DATE" has the meaning provided in the Plan of Reorganization.

         "CLOSING PRICE" means, for any day, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or if the Units of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked priced on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON UNIT" means a Unit representing a fractional part of the Interests of all Members and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

         "COMPANY MINIMUM GAIN" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         "COMPANY SECURITIES" has the meaning assigned to such term in Section 4.1(a).

         "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company (or deemed contributed to the Company on termination and reconstitution thereof pursuant to Code Section 708). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.3(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

         "CURATIVE ALLOCATION" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(xi).

         "CURRENT MARKET PRICE" means, as of any date of any class of Units listed or admitted to trading on any National Securities Exchange, the average of the daily Closing Prices per Unit of such class for the 20 consecutive Trading Days immediately prior to such date.

         "DELAWARE ACT" means the Delaware Limited Liability Company Act, as amended, supplemented or restated from time to time, and any successor to such statute.

         "DIRECTOR" means a member of the Board of Directors, but such term does not include any Person who has ceased to be a member of the Board of Directors.

         "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "ELIGIBLE CITIZEN" means a Person qualified to own interests in real property in jurisdictions in which the Company or the Operating Subsidiaries do business or proposes to do business from time to time, and whose status as a Member or Assignee does not or would not subject the Company or the Operating Subsidiaries to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

         "GROUP" means a "group" of Persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "INITIAL UNITS" means approximately 12,317,340 Common Units to be issued to the Claim Holders and Interest Holders pursuant to the Plan of Reorganization.

         "INTEREST" means an interest in the Company, which shall include Common Units, or other Company Securities, or a combination thereof or interest therein, as the case may be.

         "INTEREST HOLDERS" means a holder of common units in EOTT Energy entitled to receive Initial Units pursuant to the Plan of Reorganization.

         "LIQUIDATOR" means the Person approved pursuant to Section 14.2 who performs the functions described therein.

         "MEMBER" means, unless the context otherwise requires, each existing Member; each Substituted Member; each Additional Member; and solely for purposes of Articles IV, V and VI, and Sections 14.2 and 14.3, an Assignee.

         "MEMBER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Treasury Regulation Section 1.704(i)(2).

         "MEMBER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Code Section 705(a)(2)(B)) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

         "MERGER AGREEMENT" has the meaning assigned to such term in Section
16.1.

         "NATIONAL SECURITIES EXCHANGE" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

         "NET AGREED VALUE" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member or Assignee by the Company, the Company's Carrying Value of such property (as adjusted pursuant to Section 4.3(d)(ii) at the time such property is distributed), reduced by any indebtedness either assumed by such Member or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Code Section 752.

         "NET INCOME" means, for any taxable period, the excess, if any, of the Company's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Company's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.3(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "NET LOSS" means, for any taxable period, the excess, if any, of the Company's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Company's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.3(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "NET TERMINATION GAIN" means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Company (including, without limitation, such amounts recognized through the Operating Subsidiaries) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

         "NET TERMINATION LOSS" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Company (including, without limitation, such amounts recognized through the Operating Subsidiaries) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.3 (b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

         "NON-CITIZEN ASSIGNEE" means a Person who the Board of Directors has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Interest the Company has become the Substituted Member, pursuant to
Section 11.4.

         "NONRECOURSE BUILT-IN GAIN" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditures (described in Code Section 705(a)(2)(B)) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

         "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

         "NOTES" means the Company's 9% Senior Notes due 2010.

         "OPERATING SUBSIDIARIES" means EOTT Operating Limited Partnership, EOTT Pipeline Limited Partnership, EOTT Canada Limited Partnership and EOTT Liquids Partnership, L.P., each of which is a Delaware limited partnership, every successor by merger, purchase or otherwise, to such partnership and every entity formed after the date hereof, so long as the Company, directly or indirectly, owns all of the capital stock or other equity interest entitled to vote generally in the election of directors or persons performing similar functions for such successor or entity.

         "OPERATING SUBSIDIARY AGREEMENTS" means, with respect to each Operating Subsidiary, the Amended and Restated Agreement of Limited Partnership for such Operating Subsidiary, as it may be amended, supplemented or restated from time to time or the certificate of incorporation, by-laws, limited liability company agreement or similar formation documents of the Operating Subsidiary Agreements.

         "OPINION OF COUNSEL" means a written opinion of counsel acceptable to the Board of Directors.

         "OUTSTANDING" means, with respect to the Units or other Company Securities, all Units or other Company Securities that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination.

         "PER UNIT CAPITAL AMOUNT" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person who holds Units.

         "PERCENTAGE INTEREST" means, with respect to any Member or Assignee as of the date of such determination, the quotient of the number of Units held by such Member or Assignee divided by the total number of all Units then Outstanding; provided, however, following any issuance of additional Company

Securities by the Company in accordance with Section 4.1, proper adjustment shall be made to the Percentage Interest represented by each Unit to reflect such issuance, and as to the holders of additional Company Securities issued by the Company in accordance with Section 4.1, the percentage established as a part of such issuance.

         "PERSON" means a natural person, a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

         "PLAN OF REORGANIZATION" means the Third Amended Joint Chapter 11 Plan of the Debtors, dated December 6, 2002, filed with the Bankruptcy Court by EOTT Energy, as amended.

         "PURCHASE DATE" means the date determined by the Board of Directors as the date for purchase of all Outstanding Units pursuant to Article XVII.

         "RECAPTURE INCOME" means any gain recognized by the Company (computed without regard to any adjustment required by Code Section 734 or 743) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "RECORD DATE" means the date established by the Board of Directors for determining (a) the identity of the Record Holder entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution.

         "RECORD HOLDER" means the Person in whose name a Unit is registered on the books of the Company or the Transfer Agent.

         "REDEEMABLE UNITS" means any Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.4.

         "REQUIRED ALLOCATIONS" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a)
Section 5.1(b)(ii) or (b) Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iv), 5.1(d)(v),
5.1(d)(vi), 5.1(d)(vii) and 5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury regulations promulgated under Code Section 704(b).

         "RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

         "SUBSTITUTED MEMBER" means a Person who is admitted as a Member pursuant to Section 12.1 in place of and with all the rights of a Member and who is shown as a Member on the books and records of the Company, but such term does not include any Person who has ceased to be a Record Holder of a Unit.

         "SURVIVING BUSINESS ENTITY" has the meaning assigned to such term in
Section 16.2(b).

         "TERMINATION CAPITAL TRANSACTIONS" means any sale, transfer or other disposition of property of the Company or the Operating Subsidiaries occurring upon or incident to the liquidation and winding up of the Company and the Operating Subsidiaries pursuant to Article XIV.

         "TRADING DAY" means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

         "TRANSFER AGENT" means such bank, trust company or other Person as shall be appointed from time to time by the Company to act as registrar and transfer agent for the Units.

         "TRANSFER APPLICATION" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

         "UNIT" means an Interest of a Member or Assignee in the Company representing a fractional part of the Interests of all Members and Assignees and shall include, without limitation, Common Units; provided, however, each Common Unit at any time Outstanding shall represent the same fractional part of the Interests of all Members and Assignees holding Common Units as each other Common Unit.

         "UNIT OPTION PLAN" means a plan to purchase Common Units in the form approved by the Board of Directors.

         "UNREALIZED GAIN" means with respect to any item of Company property, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Sections 4.3(d) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date).

         "UNREALIZED LOSS" means, with respect to any item of Company property, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.3(d)).

         "WARRANTS" means warrants issued under the Warrant Agreement in the form of Exhibit B.

         "WORKING CAPITAL INDEBTEDNESS" means indebtedness incurred to support working capital, but shall exclude indebtedness incurred solely for the purpose of permitting the Company to make distributions to Unitholders.


                                  ARTICLE III.
                                     PURPOSE

         SECTION 3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Company shall be (a) to serve as a general partner or limited partner of the Operating Subsidiaries and, in connection therewith, to exercise all of the rights and powers conferred upon the Company as a general partner or limited partner in the Operating Subsidiaries pursuant to the Operating Subsidiaries Agreements or otherwise, (b) to engage directly in, or to enter into or form (by merger, conversion or otherwise) any corporation, partnership, joint venture, limited liability company or other arrangement to engage in, any business activity that the Operating Subsidiaries are permitted to engage in by the Operating Subsidiaries Agreements and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, (c) to engage directly in, or to enter or form into any corporation, partnership, joint venture, limited liability company or other arrangement to engage in, any business activity that is approved by the Board of Directors and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (d) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions or loans to the Operating Subsidiaries. The members of the Board of Directors have no obligation or duty to the Company, the Members, or the Assignees to propose or approve, and in their sole discretion may decline to propose or approve, the conduct by the Company of any business.

         SECTION 3.2 POWERS. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Company.


                                   ARTICLE IV.
                              CAPITAL CONTRIBUTIONS

         SECTION 4.1 ISSUANCES OF ADDITIONAL UNITS, AND OTHER SECURITIES.

         (a) On the Closing Date, all outstanding Interests in the Company will be cancelled and terminated and immediately thereafter the Company will issue the Initial Units to the Claim Holders and Interest Holders pursuant to the Plan of Reorganization. In addition, the Company shall issue the Warrants to the Interest Holders as provided in the Plan of Reorganization.

         (b) Subject to Section 4.1(d), the Board of Directors is hereby authorized to cause the Company to issue such additional Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Company may lawfully issue, any unsecured or secured debt obligations of the Company convertible into any class or series of equity securities of the Company (collectively, "COMPANY SECURITIES"), for any Company purpose, at any time or from time to time, to the Members or to other Persons for such consideration and on such terms and conditions as shall be established by the Board of Directors in its sole discretion, all without the approval of any Members. The Board of Directors shall have sole discretion, subject to the guidelines set forth in this Section
4.1 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Company Securities.

         (c) Additional Company Securities to be issued by the Company pursuant to this Section 4.1 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Company Securities (except as provided in Section 4.1(d)), all as shall be fixed by the Board of Directors in the exercise of its sole discretion, subject to Delaware law and Section 4.1(d), including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Company Securities; (ii) the right of each such class or series of Company Securities to share in Company distributions; (iii) the rights of each such class or series of Company Securities upon dissolution and liquidation of the Company; (iv) whether such class or series of additional Company Securities is redeemable by the Company and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Company Securities may be redeemed by the Company; (v) whether such class or series of additional Company Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Company Securities may be converted into any other class or series of Company Securities or other property; (vi) the terms and conditions upon which each such class or series of Company Securities will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such class or series of Company Securities to vote on Company matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

         (d) Notwithstanding the terms of Sections 4.1(b) and 4.1(c), the Company shall not issue additional Company Securities without the prior approval of the Holders of at least two-thirds of the Outstanding Common Units, other than up to 1.2 million Common Units to be issued under the Unit Option Plan, and up to 957,981 Common Units to be issued upon exercise of the Warrants.

         (e) The Board of Directors is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Units, or other Company Securities pursuant to Section 4.1(b) and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Members in connection therewith and to specify the relative rights, powers and duties of the holders of the Units, or other Company Securities being so issued.

         (f) The Board of Directors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Company Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Company Securities are listed for trading.

         SECTION 4.2 LIMITED PREEMPTIVE RIGHTS. No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units, or other Company Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units, or other Company Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of any such Units, or other Company Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

         SECTION 4.3 CAPITAL ACCOUNTS.

         (a) The Company shall maintain for each Member (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Code Section 6031(c) or any other method acceptable to the Board of Directors in its sole discretion) owning an Interest a separate Capital Account with respect to such Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Interest pursuant to this Agreement and (ii) all items of Company income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.3(b) and allocated with respect to such Interest pursuant to Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Interest pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 4.3(b) and allocated with respect to such Interest pursuant to Section 5.1.

         (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                  (i) Solely for purposes of this Section 4.3, the Company shall be treated as owning directly its proportionate share (as determined by the Board of Directors based upon the provisions of the Operating Company Agreements) of all property owned by the Operating Subsidiaries.

                  (ii) All fees and other expenses incurred by the Company to promote the sale of (or to sell) an Interest that can be neither deducted nor amortized under Code Section 709, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 5.1.

                  (iii) Except as otherwise provided in Treasury Regulation
         Section 1.704-1(b(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regards to any election under Code Section 754 that may be made by the Company and, as to those items described in Code Section 705(a)(1)(B) or 705(a)(2)(B), without regards to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (iv) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

                  (v) In accordance with the requirements of Code Section 704(b), any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.3(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board of Directors may adopt.

                  (vi) If the Company's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Code Section 48(q)(1) or 48(q)(3), the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Members pursuant to
         Section 5.1. Any restoration of such basis pursuant to Code Section 48(q)(2) shall, to the extent possible, be allocated in the same manner to Members to whom such deemed deduction was allocated.

         (c) A transferee of an Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Interest so transferred; provided, however, if the transfer causes a termination of the Company under Code Section 708(b)(1)B), the Company's properties shall be deemed to have been distributed in liquidation of the Company to the Members (including any transferee of an Interest that is a party to the transfer causing such termination) pursuant to Sections 14.2 and 14.3 and recontributed by such Members in reconstitution of the Company. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 4.3. In such event, the Carrying Values of the Company properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.3(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Company. The Capital Accounts of such reconstituted Company shall be maintained in accordance with the principles of this Section 4.3.

         (d) (i) Consistent with the provisions of Treasury Registration Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property or upon exercise of Warrants or pursuant to the Unit Option Plan, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Board of Directors using such reasonable method of valuation as it may adopt; provided, however, the Board of Directors, in arriving at such valuation, must take fully into account the fair market value of the Interests of all Members at such time. The Board of Directors shall allocate such aggregate value among the assets of the Company (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

                  (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of an Interest), the Capital Accounts of all Members and the Carrying Value of such Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalent) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Company pursuant to Code Section 708, be determined and allocated in the same manner as that provided in Section 4.3(d) or
         (B) in the case of a liquidating distribution pursuant to Section 14.2 or 14.3, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

         SECTION 4.4 INTEREST. No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts.

         SECTION 4.5 NO WITHDRAWAL. No Member shall be entitled to withdraw any part of his Capital Contributions or its Capital Account or to receive any distribution from the Company, except as provided in Section 4.1, Articles V, VII, XIII and XIV.

         SECTION 4.6 LOANS FROM MEMBERS. Loans by a Member to the Company shall not constitute Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by it to the capital of the Company, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such excess advances shall be a debt obligation of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made.

         SECTION 4.7 NO FRACTIONAL UNITS. No fractional Units shall be issued by the Company.

         SECTION 4.8 SPLITS AND COMBINATIONS.

         (a) Subject to Section 4.8(d), the Board of Directors may make a pro rata distribution of Units or other Company Securities to all Record Holders or may effect a subdivision or combination of Units or other Company Securities; provided, however, after any such distribution, subdivision or combination, each Member shall have the same Percentage Interest as before such distribution, subdivision or combination.

         (b) Whenever such a distribution, subdivision or combination of Units or other Company Securities is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty days prior to such Record Date to each Record Holder as of the date not less than ten days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

         (c) Promptly following any such distribution, subdivision or combination, the Board of Directors may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing this new number of Units held by such Record Holders, or the Board of Directors may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, if any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the Board of Directors shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

         (d) The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.7 and this Section 4.8(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

                                   ARTICLE V.
                          ALLOCATIONS AND DISTRIBUTIONS

         SECTION 5.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company's items of income, gain, loss and deduction (computed in accordance with Section 4.3(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided hereinbelow.

         (a) Net Income. After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

                  (i) First, 100% to the Members holding Common Units, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Members pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Members pursuant to Section 5.1(b)(ii) for all previous taxable years; and

                  (ii) Second, the balance, if any, 100% to the Members in accordance with their respective Percentage Interests.

         (b) Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                  (i) First, 100% to the Members, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Members pursuant to Section 5.1(a)(ii) for all previous taxable years; and

                  (ii) Second, 100% to the Members holding Common Units in accordance with their respective Percentage Interests; provided, however, Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Member to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account).

         (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
5.1 and after all distributions provided under Section 5.3 have been made with respect to the taxable period ending on the date of the Company's liquidation pursuant to Section 14.2.

                  (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.3(d) from Termination Capital Transactions, such Net Termination Gain shall be allocated among the Members in the following manner (and the Adjusted Capital Accounts of the Members shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                           (A) First, to each Member having a deficit balance in
                  its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Members, until each such Member has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account; and

                           (B) Second, any remaining amount 100% to all Members,
                  in accordance with their relative Percentage Interests.

                  (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.3(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Members in the following manner:

                           (A) First, 100% to all Members holding Common Units,
                  in accordance with their relative Percentage Interests until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

                           (B) Second, the balance, if any, 100% to the Members
                  holding Common Units in accordance with their relative Percentage Interests.

         (d) Special Allocations. Notwithstanding any other provision of this
Section 5.1, the following special allocations shall be made for such taxable period:

                  (i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704(f)(6), 1.704(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this
         Section 5.1(d), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii)). This Section 5.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation
         Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Sections 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 5.1(d), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than Sections 5.1(d)(i) and other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (iii) Priority Allocations. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.2 or 14.3) to any Member with respect to a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Members (on a per Unit basis), then each Member receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Member exceeds the distribution (on a per Unit basis) to the Members receiving the smallest distribution and (bb) the number of Units owned by the Member receiving the greater distribution.

                  (iv) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(d)(4), 1.704-(b)(2)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Code Section 704(b), the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).

                  (v) Gross Income Allocations. In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any Company taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, an allocation pursuant to this
         Section 5.1(d)(v) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(v) were not in this Agreement.

                  (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board of Directors determines in its good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Code
         Section 704(b), the Board of Directors is authorized, upon notice to the Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                  (vii) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the manner in which they share such Economic Risk of Loss.

                  (viii) Nonrecourse Liabilities. For purposes of Treasury Regulations Section 1.752-3(a)(3), Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in accordance with their respective Percentage Interests.

                  (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining

         Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                  (x) Economic Uniformity. At the election of the Board of Directors with respect to any taxable period, all or a portion of the remaining items of Company gross income or gain for such taxable period, if any, shall be allocated 100% to each Member that holds Units that have been issued pursuant to the exercise of a Warrant or pursuant to the Unit Option Plan, such allocation to be made in the manner determined by the Board of Directors, until each such Member has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such to the Capital Accounts of Units that were issued prior thereto. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying the Units issued pursuant to Warrants and the Unit Option Plan and the Capital Accounts underlying Units immediately prior to this issuance.

                  (xi) Curative Allocation.

                           (A) Notwithstanding any other provision of this
                  Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Company Minimum Gain and (2) Member Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Member Nonrecourse Debt Minimum Gain. Allocations pursuant to this
                  Section 5.1(d)(xi)(A) shall be made with respect to Required Allocations only to the extent the Board of Directors reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Members. Further, allocations pursuant to this Section 5.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board of Directors reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                           (B) The Board of Directors shall have reasonable
                  discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(xi)(A) among the Members in a manner that is likely to minimize such economic distortions.

         SECTION 5.2 ALLOCATIONS FOR TAX PURPOSES.

         (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

         (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:

                  (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Code Section 704(c) that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                  (ii) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Members in a manner consistent with the principles of Code Section 704(c) to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.3(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with
         Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                  (iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Members in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1. Such allocations are intended to comply with, and shall be effected by the Board of Directors in accordance with the principles of Treasury Regulation Section 1.704-3(c) and Treasury Regulation Section 1.704-3(d).

                  (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the Board of Directors in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Code
         Section 704(c) or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

         (c) For the proper administration of the Company and for the preservation of uniformity of the Units (or any class or classes thereof), the Board of Directors shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Code Section 704(b) or Code Section 704(c) or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Board of Directors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of Units issued and Outstanding or the Company, and only if such allocations are consistent with the principles of Code Section 704.

         (d) The Board of Directors in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Code Section 743(b) attributable to unrealized appreciation in any

Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company's common basis of such property, if the Board of Directors determines that such reporting position can reasonably be taken. If the Board of Directors determines that such reporting position cannot reasonably be taken, the Board of Directors may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company's property. If the Board of Directors chooses not to utilize such aggregate method, the Board of Directors may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Members or the Record Holders of any class or classes of Units.

         (e) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (f) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Code Section 754 that may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Code Sections 734 and 743.

         (g) Each item of Company income, gain, loss and deduction attributable to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Members as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, gain or loss on a sale or other disposition of any assets of the Company other than in the ordinary course of business shall be allocated to the Members as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Board of Directors may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Code Section 706 and the regulations or rulings promulgated thereunder.

         (h) Allocations that would otherwise be made to a Member under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Code Section 6031(c) or any other method acceptable to the Board of Directors in its sole discretion.

         SECTION 5.3 DISTRIBUTIONS. The Board of Directors may, from time to time, declare and pay such distributions to the Holders of Units as the Board of Directors deems appropriate.


                                   ARTICLE VI.
                      MANAGEMENT AND OPERATION OF BUSINESS

         SECTION 6.1 MANAGEMENT OF THE COMPANY'S AFFAIRS. All management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors (the "BOARD OF DIRECTORS") and, subject to the direction of the Board of Directors, the Officers. The Directors and Officers shall collectively constitute the "managers" of the Company within the meaning of the Act. No Member, by virtue of its status as a Member, shall have any management power over the business and affairs of the

Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of Delaware (the "GCLD"). Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company with such authority as specifically provided in this Agreement or as authorized by the Board of Directors. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct, or to cause to be conducted, the business and affairs of the Company, including the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; subject to the requirements of Article XVI, the merger or other combination of the Company with or into, or the sale, lease or exchange of all or substantially all of the assets to, another Person; the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; the negotiation, execution and performance of any contracts, conveyances or other instruments; the declaration and payment of any distribution (in cash or otherwise); the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; the maintenance of such insurance for the benefit of the Company, as it deems necessary or appropriate; the acquisition or disposition of assets; the formation of, or acquisition of an interest in, or the contribution of property to, any entity; the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and the entering into of listing agreements with any National Securities Exchange or other securities exchange and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such National Securities Exchange or other securities exchange.

         SECTION 6.2 BOARD OF DIRECTORS.

         (a) Composition; Term; Initial Directors. The Board of Directors shall consist of not less than three nor more than fifteen natural persons. Each Director shall be elected as provided in Section 6.2(b) and shall serve in such capacity until his successor has been duly elected and qualified or until such Director dies, resigns or is removed. The Board of Directors may from time to time determine the number of Directors then constituting the whole Board of Directors, but the Board of Directors shall not decrease the number of Persons that constitute the whole Board of Directors if such decrease would shorten the term of any Director. The Board of Directors immediately following the confirmation of the Plan of Reorganization shall consist of the directors contemplated by the Plan of Reorganization.

         (b) Election of Directors. At each annual meeting of the Members, each Director shall be elected to hold office for a term expiring at the next annual meeting of Members. To be elected as a Director, a natural person must (a) (i) be elected in accordance with Section 6.2(c) or (ii) have been properly nominated for a position as a Director in accordance with Section 6.2(e), and
(b) must receive a majority of the votes cast in respect of Interests for the position at a meeting of Members held for such purpose at which a quorum is present in Person or by proxy, or if there are more than two nominees for such position, a plurality of the votes cast in respect of Interests for the position.

         (c) Vacancies and Removal. Subject to applicable law and the rights of the holders of any series of Interests, vacancies existing on the Board of Directors (including a vacancy created by virtue of an increase in the size of the Board of Directors) may be filled only by the affirmative vote of a majority of the Directors then serving, even if less than a quorum. Any Director chosen to fill a vacancy shall hold office until the next annual meeting of Members and until his successor has been duly elected and qualified or until their earlier resignation or removal. Subject to the rights of the holders of any series of Interests, any Director, and the entire Board of Directors, may be removed from office at any time by the affirmative vote of the Record Holders of a majority of the voting power of the Company.

         (d) Nominations; Qualifications. Before a meeting of the Members at which an election of Directors is to be held, the Board of Directors shall nominate its slate of persons to be presented for election at such meeting. Other nominations for Directors may be made by any Member, but any Member nominations must be in writing, in proper form and delivered to the Secretary of the Company not less than 120 days before the anniversary of the date on which proxy materials were first mailed to Members in connection with the previous year's annual meeting of the Members at which an election of Directors was held. To be in proper form, such Member nomination must set forth in writing as to each person whom such Member proposes to nominate for election or re-election as a Director all information relating to such person as is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation promulgated thereunder, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected). Directors need not be Members. The Board of Directors may, from time to time and by the adoption of resolutions, establish qualifications for Directors.

         (e) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Delaware Act, other law or the provisions hereof,

                  (i) each member of the Board of Directors shall have one vote;

                  (ii) the presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

                  (iii) the act of a majority of the members of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

         (f) Meetings. Regular meetings of the Board of Directors and any committee thereof shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors or such committee. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board, the President (should the President be a Director) or on the written request of any two Directors or committee members, as applicable, to the Secretary, in each case on at least twenty-four hours personal, written, facsimile, electronic, telegraphic, cable or wireless notice to each Director or committee member, which notice may be waived by any Director. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 6.2(f)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in Person at the meeting.

         (g) Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified Director at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to the following matters: approving or adopting, or recommending to the Members, any action or matter expressly required by this Agreement or the Delaware Act to be submitted to the Members for approval or adopting, amending or repealing any provision of this Agreement. Unless specified by resolution of the Board of Directors, any committee designated pursuant to this Section 6.2(g) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 6.2(f), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the committee of any resolution.

         (h) Chairman. The Board of Directors may elect one of its members as Chairman of the Board (the "CHAIRMAN OF THE BOARD"). The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of Members, unless otherwise directed by the Board of Directors. If the Board of Directors does not elect a Chairman, the President, if present and a Director, or any other Director chosen by the Board of Directors, shall preside. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be an Officer and shall have the same power and authority as the President.

         (i) Tax Matters Member.

                  (i) The Board of Directors shall designate one Director or Officer who is a Member to be the "tax matters partner" of the Company pursuant to Code Section 6231(a)(7) (any Director or Officer who is designated as the "tax matters partner" is referred to herein as the "TAX MATTERS MEMBER"). The Tax Matters Member shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and may expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct such proceedings.

                  (ii) Notwithstanding Section 6.2(j)(1), the Tax Matters Member shall not be liable to the Company or the Member for monetary damages for losses sustained or liabilities incurred as a result of any act or omission by the Tax Matters Member, unless such act or omission (i) was not performed in good faith, (ii) involved intentional misconduct or a knowing violation of law or (iii) constituted gross negligence.

         SECTION 6.3 REQUIRED BOARD APPROVAL. Except as otherwise expressly permitted by this Agreement or by resolution of the Board of Directors, no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and no Director shall have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the Company. The Board of Directors, by resolution, may establish policies regarding the authority of the Company to take action without approval of the Board of Directors.

         SECTION 6.4 OFFICERS.

         (a) Generally. The Board of Directors, as set forth below, shall appoint agents of the Company, having the authority set forth in this Agreement or otherwise as authorized by the Board of Directors, which agents are referred to as "OFFICERS." Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 6.4.

         (b) Titles and Number. The Officers shall be the Chairman of the Board (unless the Board of Directors provides that the Chairman shall not be an officer), the Chief Executive Officer, the President, any and all Vice Presidents, the Secretary and any Treasurer, any and all Assistant Secretaries and Assistant Treasurers and any other officer position or title as the Board of Directors may desire. There shall be appointed from time to time, in accordance with Section 6.4(c), such Vice President, Secretaries, Assistant Secretaries, Treasurers, Assistant Treasurers and other officers as the Board of Directors may desire. Any Person may hold two or more offices.

         (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such times and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

         (d) Chairman of the Board. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the Chairman of the Board shall preside at all meetings of the Members and the Board of Directors. The Chairman of the Board shall have full authority to execute all documents and take all actions that the Company may legally take. The Chairman of the Board shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

         (e) Chief Executive Officer. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the Chief Executive Officer, subject to the direction of the Board of Directors, shall be the chief executive officer of the Company and, as such, shall supervise generally the President and the other Officers and shall have full authority to execute all documents and take all actions that the Company may legally take.

The Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

         (f) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the President, subject to the direction of the Board of Directors, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

         (g) Vice Presidents. In the absence of the President and the Chairman of the Board (if one is appointed), each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President. Vice Presidents may be designated Executive Vice Presidents, Senior Vice Presidents, or any other title determined by the Board of Directors.

         (h) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Members, shall see that all notice are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by applicable Law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act. Each of the Assistant Secretaries shall possess the same power as the Secretary to sign all certificates, contracts, obligations and other instruments of the Company. If no Secretary or Assistant Secretary is appointed and serving or in the absence of the appointed Secretary and Assistant Secretary, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Secretary.

         (i) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors, the Chairman of the Board or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

         (j) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

         (k) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

         SECTION 6.5 COMPENSATION. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or its subsidiaries shall receive such compensation for their services as Directors or committee members as the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

         SECTION 6.6 INTERESTED OFFICERS OR DIRECTORS. No contract or transaction between the Company and one or more of its Officers or Directors, or between the Company and any other entity in which one or more such Officers or Directors owns a financial interest or of which such Officer or Director is an Affiliate, officer, director or employee, shall be void or voidable or be deemed to constitute a breach of duty if:

         (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or any committee thereof and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum and even though interested directors are present at or participate in the meeting that authorizes the contract or transaction;

         (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the Members; or

         (c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the Members.

         Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes the contract or transaction in question.

         SECTION 6.7 INDEMNIFICATION.

         (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding (each an "INDEMNITEE"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Indemnitee is or was a Director, Officer or Tax Matters Member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe such Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section
6.7 shall be made only out of the assets of the Company.

         (b) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or complete action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was a Director, Officer or Tax Matters Member against expenses (including attorneys' fees) actually and reasonably incurred by such Indemnitee in connection the defense or settlement of such action or suit if such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         (c) The Company may indemnify any employee or agent of the Company, or any Person serving at the request of the Company as an employee or agent of another entity, in the same manner and to the same extent that the Company is required, pursuant to Sections 6.7(a) and 6.7(b), to indemnify Directors, Officers and the Tax Matters Member.

         (d) To the extent that any Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.7(a) and 6.7(b), or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such Indemnitee in connection therewith.

         (e) Any indemnification under subsections (a), (b), (c) and (d) of this
Section 6.7 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 6.7(a) and 6.7(b). Such determination shall be made, with respect to an Indemnitee who is a Director, Officer or Tax Matters Member at the time of such determination, promptly (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; or (iii) if there are no such Directors or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the Members.

         (f) Expenses (including attorneys' fees) incurred by a Person who is a potential Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the such Person is not entitled to be indemnified by the Company as authorized in this Section 6.7.

         (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Members or disinterested

Directors, as a matter of law or otherwise, both as to actions in the Indemnitee's official capacity and as to action in another capacity while holding such office or position, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (h) The Company may purchase and maintain insurance, on behalf of any Person who is or was a member of the Board of Directors or an Officer and on behalf of such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (i) For purposes of this Section 6.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "FINES" within the meaning of this
Section 6.7; action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

         (j) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (k) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (l) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (m) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, before such amendment, modification or repeal, regardless of when such claims may be asserted.

         (n) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 6.7 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S OWN SIMPLE, FULL, PARTIAL OR CONCURRENT NEGLIGENCE.

         SECTION 6.8 EXCULPATION OF LIABILITY OF OFFICERS AND DIRECTORS.

         (a) Notwithstanding Section 6.9, no Director or Officer shall be liable to the Company or the Members for monetary damages for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Director's or Officer's fiduciary duty, except:

                  (i) For a breach of the Director's or Officer's duty of loyalty to the Company or the Members;

                  (ii) For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or

                  (iii) For any transaction from which the Director or Officer derived in improper personal benefit.

         If the Delaware Act is amended after the date of this Agreement to authorize Delaware limited liability companies to further eliminate, limit or decrease the personal liability of members or managers of Delaware limited liability companies beyond that permitted under Section 102(b)(7) of the Delaware Act, then the liability of a Director or an Officer to the Company, in addition to the personal liability limitation provided herein, shall be further limited to the fullest extent permitted under the Delaware Act as so amended.

         (b) Subject to its obligations and duties as set forth in this Article VI, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

         (c) Notwithstanding Section 6.9, the Board of Directors and any Officer may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it or him to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding Section 6.9, the Board of Directors and any Officer of the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it or him, and any opinion of any such Person as to matters that the Board of Directors or such Officers reasonably believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors or such Officers hereunder in good faith and in accordance with such opinion.

         (d) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, before such amendment, modification or repeal, regardless of when such claims may be asserted.

         SECTION 6.9 DUTIES OF OFFICERS AND DIRECTORS.

         (a) Except as otherwise specifically provided in Sections 6.6, 6.7 and 6.8, the duties and obligations owed to the Company and to the Members by the Officers and Directors, and any such duties that may be owed by any Member or by any Affiliates of any Member, shall be the same as the respective duties and obligations owed to a corporation organized under GCLD by its officers and directors and any such duties that may be owed to such corporation by any similarly situated stockholder or Affiliate thereof, respectively.

         (b) A Director, or a member of any committee of the Board of Directors, shall, in the performance of such Director's duties be fully protected in relying in good faith on the records of the Company and on such information, opinions, reports or statements presented to the Company by any Officers or the Company's employees, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

         SECTION 6.10 FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer may be used whenever and as authorized by the Board of Directors.

         SECTION 6.11 TITLE TO COMPANY ASSETS. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Assignee, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.

         SECTION 6.12 PURCHASE OR SALE OF UNITS. The Board of Directors may cause the Company to purchase or otherwise acquire Units. As long as Units are held by the Company or the Operating Subsidiaries, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein.

         SECTION 6.13 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the members of the Board of Directors and any Officer authorized by the Board of Directors to act on behalf and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and such Person shall be entitled to deal with the Director or any such Officer as if it were the Company's sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Director or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any such Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any such Officer. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any such Officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                  ARTICLE VII.
                        RIGHTS AND OBLIGATIONS OF MEMBERS

         SECTION 7.1 LIMITATION OF LIABILITY. The Members and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

         SECTION 7.2 MANAGEMENT OF BUSINESS. No Member or Assignee (other than a Director or Officer, if such Person shall also be a Member or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by a Director or Officer in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

         SECTION 7.3 OUTSIDE ACTIVITIES. Except as otherwise provided in this Agreement, any Member or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including, without limitation, business interests and activities in direct competition with the Company, including, without limitation, business interests and activities in direct competition with the Company or the Operating Subsidiaries. Neither the Company nor any of the other Members or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee.

         SECTION 7.4 RETURN OF CAPITAL. No Member or Assignee shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article V or as otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Members and Assignees agree with the meaning of
Section 17-502(b) of the Delaware Act.

         SECTION 7.5 RIGHTS OF MEMBERS RELATING TO THE COMPANY.

         (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Member shall have the right, for a purpose reasonably related to such Member's interest as a Member in the Company, upon reasonable demand and at such Member's own expense:

                  (i) to obtain true and full information regarding the status of the business and financial condition of the Company:

                  (ii) promptly after becoming available, to obtain a copy of the Company's federal, state and local tax returns for each year;

                  (iii) to have furnished to him, upon notification to the Board of Directors, a current list of the name and last known business, residence or mailing address of each Member;

                  (iv) to have furnished to him, upon notification to the Board of Directors, a copy of this Agreement, and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;

                  (v) to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member; and

                  (vi) to obtain such other information regarding the affairs of the Company as is just and reasonable.

         (b) Notwithstanding any other provision of this Agreement, the Board of Directors may keep confidential from the Members and Assignees, for such period of time as the Board of Directors deems reasonable, any information that the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believes is not in the best interests of the Company or the Operating Subsidiaries or could damage the Company or the Operating Subsidiaries or that the Company or the Operating Subsidiaries are required by law or by agreements which third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this
Section 7.5).


                                  ARTICLE VIII.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         SECTION 8.1 RECORDS AND ACCOUNTING. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including, without limitation, the record of the Record Holders and Assignees of Units or other Company Securities, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, however, the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, in accordance with U.S. generally accepted accounting principles and the release of the Securities and Exchange Commission, as in effect from time to time.

         SECTION 8.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

         SECTION 8.3 REPORTS.

         (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall cause to be mailed to each Record Holder of a Unit as of a date selected by the Board of Directors in its sole discretion, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Members' equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Directors.

         (b) As soon as practicable, but in no event later 90 days after the close of each calendar quarter except the last calendar quarter of each year, the Board of Directors shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the Board of Directors in its sole discretion, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the Board of Directors determines to be necessary or appropriate.


                                   ARTICLE IX.
                                   TAX MATTERS

         SECTION 9.1 PREPARATION OF TAX RETURNS. The Board of Directors shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Company, the tax information reasonably required by holders of Outstanding Units for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Company shall be the calendar year.

         SECTION 9.2 TAX ELECTIONS. Except as otherwise provided herein, the Board of Directors shall in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, the Board of Directors shall make the election under Code Section 754 in accordance with applicable regulations thereunder. The Board of Directors shall have the right to seek to revoke any such election (including, without limitation, the election under Code Section 754) upon the Board of Directors' determination in its sole discretion that such revocation is in the best interests of the Members and
Assignees: For purposes of computing the adjustments under Code Section 743(b), the Board of Directors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

         SECTION 9.3 ORGANIZATIONAL EXPENSES. The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 60-month period as provided in Code Section 709.

         SECTION 9.4 WITHHOLDING. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Company and the Operating Subsidiaries to comply with any withholding requirements established under the Code or any other federal state or local law including, without limitation, pursuant to Code Sections 1441, 1442, 1445 and 1446. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member or Assignee (including, without limitation, by reason of Code Section 1446), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Member.

         SECTION 9.5 ENTITY-LEVEL ARREARAGE COLLECTIONS. If the Company is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Member or Assignee or any former Member or Assignee (a) the Board of Directors shall cause the Company to pay such tax on behalf of such Member or Assignee or former Member or Assignee from the funds of the Company; (b) any amount so paid on behalf of, or withhold with respect to, any Member or Assignee shall constitute a distribution to such Member or Assignee pursuant to Section 5.3; and (c) to the extent any such Member or Assignee (but not a former Member or Assignee) is not then entitled to such distribution under this Agreement, the Board of Directors shall be authorized, without the approval of any Member or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the Board of Directors, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Members and Assignees are entitled under this Agreement. If the Company is permitted (but not required) by applicable law to pay any such tax on behalf of, or withhold such amount with respect to, any Member or Assignee or former Member or Assignee, the Board of Directors shall be authorized (but not required) to cause the Company to pay such tax from the funds of the Company and to take any action consistent with this Section 9.6. The Board of Directors shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Members or Assignees when such deficiencies arose, from such Persons.

         SECTION 9.6 OPINIONS OF COUNSEL. Notwithstanding any other provision of this Agreement, if the Company or any of the Operating Subsidiaries is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Company or any of the Operating Subsidiaries to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.


                                   ARTICLE X.
                                  CERTIFICATES

         SECTION 10.1 CERTIFICATES. Upon the Company's issuance of Units to any Person, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Company by the President. Unless otherwise provided by the Board of Directors, no Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

         SECTION 10.2 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) The Company shall keep or cause to be kept a register that, subject to such requirements as the Board of Directors may prescribe and subject to the provisions of Section 10.2(b), will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and transfers of such Units as herein provided. The Company shall not recognize transfers of Units unless same are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of Section 10.2(b), the appropriate officer of the Company shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

         (b) Except as otherwise provided in Section 11.5, the Company shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Company for such transfer, provided, however, as a condition to the issuance of any new Certificate under this Section 10.2, the Board of Directors may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

         SECTION 10.3 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         (a) If any mutilated Certificate is surrendered to the Transfer Agent, an Officer, on behalf of the Company, shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

         (b) An Officer on behalf of the Company shall execute, and upon its request the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the
Certificate:

                  (i) makes proof by affidavit, in form and substance satisfactory to the Board of Directors, that a previously issued Certificate has been lost, destroyed or stolen;

                  (ii) requests the issuance of a new Certificate before the Company as notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (iii) if requested by the Board of Directors (or an Officer delegated authority under this Section), delivers to the Company a bond, in form and substance satisfactory to the Board of Directors (or an Officer delegated authority under this Section), with surety or sureties and with fixed or open penalty as the Board of Directors (or an Officer delegated authority under this Section) may reasonably direct, in its sole discretion to indemnify the Company, the Board of Directors and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                  (iv) satisfies any other reasonable requirements imposed by the Board of Directors (or an Officer delegated authority under this Section).

         If a Member or Assignee fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Company, the Board of Directors or the Transfer Agent receives such notification, the Member or Assignee shall be precluded from making any claim against the Company, the Board of Directors or the Transfer Agent for such transfer or for a new Certificate.

         (c) As a condition to the issuance of any new Certificate under this
Section 10.3, the Board of Directors (or an Officer delegated authority under this Section) may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) reasonably connected therewith.

         SECTION 10.4 RECORD HOLDER. In accordance with Section 10.2(b), the Company shall be entitled to recognize the Record Holder as the Member or Assignee with respect to any Units and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limited the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Company on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Member or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Member or Assignee (as the case may be) hereunder and as provided for herein.


                                   ARTICLE XI.
                              TRANSFER OF INTERESTS

         SECTION 11.1 TRANSFER.

         (a) The term "TRANSFER," when used in this Article XI with respect to an Interest, shall be deemed to refer to a transaction by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

         (b) No Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of an Interest not made in accordance with this
Article XI shall be null and void.

         (c) Nothing contained in this Article XI, or elsewhere in this Company Agreement, shall preclude the settlement of any transactions involving Common Units entered into through the facilities of the New York Stock Exchange.

         SECTION 11.2 TRANSFER OF UNITS.

         (a) Units may be transferred only in the manner described in Section
10.2. The transfer of any Units and the admission of any new Member shall not constitute an amendment to this Agreement.

         (b) Until admitted as a Substituted Member pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Members may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

         (c) Each distribution in respect of Units shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

         (d) A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Member; (ii) agreed to comply with and be bound by and to have executed this Agreement; (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement; (iv) made the powers of attorney set forth in this Agreement; and (v) given the consents and approvals and made the waivers contained in this Agreement.

         SECTION 11.3 RESTRICTIONS ON TRANSFERS. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Member or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer; (b) result in the taxation of the Company or any of the

Operating Subsidiaries as an association taxable as a corporation or otherwise subject the Company or any of the Operating Subsidiaries to entity-level taxation for federal income tax purposes; or (c) affect the Company's or any of the Operating Subsidiaries' existence or qualification as a limited liability company or limited partnership under the Delaware Act.

         SECTION 11.4 CITIZENSHIP CERTIFICATES; NON-CITIZEN ASSIGNEES.

         (a) If the Company or any of the Operating Subsidiaries is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the Board of Directors, provides for the cancellation or forfeiture of any property in which the Company or any of the Operating Subsidiaries has an interest based on the nationality, citizenship or other related status of a Member or Assignee, the Board of Directors may request any Member or Assignee to furnish to the Board of Directors, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Member or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Board of Directors may request. If a Member or Assignee fails to furnish to the Board of Directors within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Board of Directors determines, with the advice of counsel, that a Member or Assignee is not an Eligible Citizen, the Units owned by such Member or Assignee shall be subject to redemption in accordance with the provisions of Section 11.5. In addition, the Board of Directors may require that the status of any such Member or Assignee by changed to that of a Non-citizen Assignee, and, thereupon, the Company shall be substituted for such Non-citizen Assignee as the Member in respect of his Units.

         (b) The Board of Directors shall, in exercising voting rights in respect of Units held by the Company on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Members in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

         (c) Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.3 but shall be entitled to the cash equivalent thereof, and the Board of Directors shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Company purposes as a purchase by the Board of Directors from the Non-citizen Assignee of his Interest (representing his right to receive his share of such distribution in kind).

         (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Board of Directors, request admission as a Substituted Member with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 11.5, and upon his admission pursuant to Section 12.1, the Company shall cease to be deemed to be the Member in respect of the Non-citizen Assignee's Units.

         SECTION 11.5 REDEMPTION OF INTERESTS.

         (a) If at any time a Member or Assignee fails to furnish a Citizenship Certificate or other information requested within the 30-day period specified in
Section 11.4(a), or if upon receipt of such Citizenship Certification or other information the Board of Directors determines, with the advice of counsel, that a Member or Assignee is not an Eligible Citizen, the Company may, unless the Member or Assignee establishes to the satisfaction of the Board of Directors that such Member or Assignee is an Eligible Citizen or has transferred his Units to a Person who furnishes a Citizenship Certification to the

Board of Directors prior to the date fixed for redemption as provided below, redeem the Interest of such Member or Assignee as follows:

                  (i) The Board of Directors shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member or Assignee, at his last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Member or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

                  (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the Board of Directors, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

                  (iii) Upon surrender by or on behalf of the Member or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Member or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

                  (iv) After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

         (b) The provisions of this Section 11.5 shall also be applicable to Units held by a Member or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

         (c) Nothing in this Section 11.5 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Board of Directors shall withdraw the notice of redemption, provided, the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.


                                  ARTICLE XII.
                              ADMISSION OF MEMBERS

         SECTION 12.1 ADMISSION OF SUBSTITUTED MEMBERS. By transfer of a Unit in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Member subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Member to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Member with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Member (x) at such time as the Board of Directors consents thereto, which consent may be given or withheld in the Board of Directors' sole discretion, and (y) when any such admission is shown on the books and records of the Company. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Company equivalent to that of a Member with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Company. With respect to voting rights attributable to Units that are held by Assignees, the Company shall be deemed to be the Member with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Member.

         SECTION 12.2 ADMISSION OF ADDITIONAL MEMBERS.

         (a) A Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Board of Directors (i) evidence of acceptance in form satisfactory to the Board of Directors of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4; and (ii) such other documents or instruments as may be required in the discretion of the Board of Directors to effect such Person's admission as an Additional Member.

         (b) The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Company, following compliance with the requirements of this Agreement.

         SECTION 12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED LIABILITY COMPANY. The admission of a Person as an Additional Member shall not be deemed an amendment of this Agreement.


                                  ARTICLE XIII.
                              WITHDRAWAL OF MEMBERS

         No Member shall have any right to withdraw from the Company; provided, however, when a transferee of a Member's Units becomes a Record Holder, such transferring Member shall cease to be a Member with respect to the Units so transferred.


                                  ARTICLE XIV.
                           DISSOLUTION AND LIQUIDATION

         SECTION 14.1 DISSOLUTION. The Company shall not be dissolved by the admission of Substituted Members or Additional Members in accordance with the terms of this Agreement. The Company shall dissolve, and (subject to Section 14.2) its affairs shall be wound up, upon:

         (a) the expiration of its term as provided in Section 1.5;

         (b) an election to dissolve the Company by the Board of Directors that is approved by at least a majority of the Outstanding Units (and all Members hereby expressly consent that such approval may be effected upon written consent of said applicable percentage of the Outstanding Units);

         (c) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

         (d) the sale of all or substantially all of the assets and properties of the Company and the Operating Subsidiaries taken as a whole.

         SECTION 14.2 LIQUIDATION. Upon dissolution of the Company, a liquidator or liquidating committee selected by the Board of Directors shall be the Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by a majority of the Outstanding Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by the Board of Directors. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be selected by the Board of Directors. Except as expressly provided in this Article XIV, the Liquidator selected in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Company as provided for herein. The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

         (a) the payment to creditors of the Company, including, without limitation, Members who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Company for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

         (b) to all Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Company during which the liquidation of the Company occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)); and such distribution shall be made by the end of such taxable year (or, if after, within 90 days after said date of such occurrence).

         SECTION 14.3 DISTRIBUTIONS IN KIND.

         (a) Notwithstanding the provisions of Section 14.2, which require the liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including, without limitation, those to Members as creditors) and/or distribute to the Members or to specific classes of Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.2, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Member, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         (b) In accordance with Code Section 704(c)(1)(B), in the case of any deemed distribution occurring as a result of a termination of the Company pursuant to Code Section 708(b)(1)(B), to the maximum extent possible consistent with the priorities of Section 14.2, the Board of Directors shall have sole discretion to treat the deemed distribution of Company assets to Members as occurring in a manner that will not cause a shift of the Book-Tax disparity attributable to a Company asset existing immediately prior to the deemed distribution to another asset upon the deemed contribution of assets to the reconstituted Company, including, without limitation, deeming the distribution of any Company assets to be made either to the Member who contributed such assets or to the transfer of such Member.

         SECTION 14.4 CANCELLATION OF CERTIFICATE OF FORMATION. Upon the completion of the distribution of Company cash and property as provided in Sections 14.2 and 14.3 in connection with the liquidation of the Company, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

         SECTION 14.5 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Company and the liquidation of its assets pursuant to Section 14.2 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

         SECTION 14.6 NO CAPITAL ACCOUNT RESTORATION. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

         SECTION 14.7 WAIVER OF PARTITION. Each Member hereby waives any right to partition of the Company property.


                                   ARTICLE XV.
                             AMENDMENT OF AGREEMENT;
                              MEETINGS; RECORD DATE

         SECTION 15.1 AMENDMENT TO BE ADOPTED SOLELY BY THE BOARD OF DIRECTORS. Each Member agrees that the Board of Directors, without the approval of any Member or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

         (a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

         (b) admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

         (c) a change that, in the sole discretion of the Board of Directors, is reasonable and necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or a Company in which the Members have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Board of Directors to ensure that the Company and each of the Operating Subsidiaries will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposed;

         (d) a change (i) that, in the sole discretion of the Board of Directors, does not adversely affect the Members in any material respect; (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or desirable to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the Board of Directors determines in its sole discretion to be in the best interests of the Company and the Members; or (iii) that is required to effect the extent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

         (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its Directors or Officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "PLAN ASSET" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

         (f) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

         (g) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3;

         (h) an amendment that, in the sole discretion of the Board of Directors, is necessary or desirable to reflect, account for and deal with appropriately the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity other than the Operating Subsidiaries, in connection with the conduct by the Company of activities permitted by the term of Section 3.1; or

         (i) any other amendments substantially similar to the foregoing.

         SECTION 15.2 AMENDMENT PROCEDURES. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements.

Amendments to this Agreement may be proposed only by or with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. A proposed amendment shall be effective upon its approval by the holders of at least two-thirds of the Outstanding Units unless a greater or different percentage is required under this Agreement. Each proposed amendment that requires the approval of the holders or a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Members to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments.

         SECTION 15.3 AMENDMENT REQUIREMENTS.

         (a) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

         (b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent; (ii) change Section 14.1(a) or (b); (iii) restrict in any way any action by or rights of the Board of Directors as set forth in this Agreement; or (iv) change the term of the Company or, except as set forth in
Section 14.1(b), give any Person the right to dissolve the Company.

         (c) Notwithstanding of any other provision of this Agreement, except for amendments pursuant to Section 15.1 and except as otherwise provided by
Section 16.3(b), no amendments shall become effective without the approval of the holders of at least 95% of the Outstanding Units unless the Company obtains an Opinion of Counsel to the effect that (a) such amendment will not cause the Company or the Operating Subsidiaries to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes and (b) such amendment will not affect the limited liability of any Member or any Member of the Operating Subsidiaries under applicable law.

         (d) This Section 15.3 shall be amended only with the approval of the holders of not less than 95% of the Outstanding Units.

         SECTION 15.4 MEETINGS. All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Members may be called by the Board of Directors or by Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Members shall call a meeting by delivering to the Board of Directors one or more requests in writing stating that the signing Members wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Members or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Directors shall send a notice of the meeting to the Members either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Directors on a date not more than 60 days after the mailing of notice of the meeting. Members shall not vote on matters that would cause the Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Members' limited liability under the Delaware Act or the law of any other state in which the Company is qualified to do business.

         SECTION 15.5 NOTICE OF A MEETING. Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

         SECTION 15.6 RECORD DATE. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 15.11, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Directors to give such approvals.

         SECTION 15.7 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

         SECTION 15.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Members, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meting, Members representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except when the Member does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

         SECTION 15.9 QUORUM. The holders of two-thirds of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Members of such class or classes unless any such action by the Members requires approval by holders of a majority in interest of such Units, in which case the quorum shall be a majority. At any meeting of the Members duly called and held in accordance with this Agreement at which a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Members holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum, any meeting of the Members may be adjourned from time to time by the affirmative vote of a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

         SECTION 15.10 CONDUCT OF MEETING. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

         SECTION 15.11 ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Members may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Members owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Members who have not approved in writing. The Board of Directors may specify that any written ballot submitted to Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Units held by the Member, the Company shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Members is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Board of Directors; (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company; and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not jeopardize the status of the Company as a Company under applicable tax laws and regulations and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members.

         SECTION 15.12 VOTING AND OTHER RIGHTS.

         (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 (and also subject to the limitations contained in the definition of "OUTSTANDING") shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

         (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of the Agreement) are subject to the provisions of Section 10.4.


                                  ARTICLE XVI.
                                     MERGER

         SECTION 16.1 AUTHORITY. The Company may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a partnership, limited partnership or limited liability company, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("MERGER AGREEMENT") in accordance with this Article XVI.

         SECTION 16.2 PROCEDURE FOR MERGER OR CONSOLIDATION. Merger or consolidation of the Company pursuant to this Article XVI requires the prior approval of the Board of Directors. If the Board of Directors shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

         (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

         (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "SURVIVING BUSINESS ENTITY");

         (c) The terms and conditions of the proposed merger or consolidation;

         (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights; and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

         (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

         (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of Directors.

         SECTION 16.3 APPROVAL BY MEMBERS OF MERGER OR CONSOLIDATION.

         (a) The Board of Directors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Members whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

         (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the Outstanding Units unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Units or of any class of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement; provided, however, in the case of a merger or consolidation in which the surviving entity is a corporation or other entity intended to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, if in the opinion of the Board of Directors it is necessary to effect, in contemplation of such merger or consolidation, an amendment that would otherwise require a vote pursuant to Section 15.3(d), no such vote pursuant to Section 15.3(d) shall be required unless such amendment by its terms will be applicable to the Company in the event the merger or consolidation is abandoned or unless such amendment will be applicable to the Company during a period in excess of 10 days prior to the merger or consolidation.

         (c) After such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         SECTION 16.4 CERTIFICATE OF MERGER. Upon the required approval by the Board of Directors and the Members of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         SECTION 16.5 EFFECT OF MERGER.

         (a) At the effective time of the certificate of merger:

                  (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                  (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                  (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

                  (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts liabilities and duties had been incurred or contracted by it.

         (b) A merger or consolidation effected pursuant to this Article XVI shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.


                                  ARTICLE XVII.
                               GENERAL PROVISIONS

         SECTION 17.1 ADDRESSES AND NOTICES. Any notice, demand, request, report or proxy material required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Member or Assignee at the address described below. Any notice, payment or report to be given or made to a Member or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit as his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Unit by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 17.1 executed by the President, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or make without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member or Assignee at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members and Assignees. Any notice to the Company shall be deemed given if received by the Board of Directors at the principal office of the Company designated pursuant to Section 1.3. The Board of Directors may rely and shall be protected in relying on any notice or other document from a Member, Assignee or other Person if believed by it to be genuine.

         SECTION 17.2 REFERENCES. Except as specifically provided otherwise, references to "ARTICLES" and "SECTIONS" are to Articles and Sections of this Agreement.

         SECTION 17.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         SECTION 17.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         SECTION 17.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         SECTION 17.6 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         SECTION 17.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

         SECTION 17.8 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         SECTION 17.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

         SECTION 17.10 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         SECTION 17.11 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       BOARD OF DIRECTORS:



                                       -----------------------------------------



                                       -----------------------------------------



                                       -----------------------------------------



                                       -----------------------------------------



                                       -----------------------------------------



                                       -----------------------------------------



                                       -----------------------------------------

                                       WITHDRAWING MEMBER:


                                       EOTT Energy Partners, L.P.

                                       By: EOTT Energy Corp., its general
                                           partner


                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                       EXHIBIT A





                          CERTIFICATE EVIDENCING UNITS
               REPRESENTING LIMITED LIABILITY COMPANY INTERESTS IN
                                 EOTT ENERGY LLC


No. _______                                                        _______ Units

         EOTT Energy LLC, a Delaware limited liability company (the "Company"), hereby certifies that ___________________________________ (the "Holder") is the
registered owner of _______________________________ Units representing limited liability company interests in the Company (the "Units") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of EOTT Energy LLC, as amended, supplemented or restated from time to time (the "Agreement"). Copies of the Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 2000 West Sam Houston Parkway, Suite 400, Houston, Texas 77042. Capitalized terms used herein but not defined shall have the meanings given to them in the Agreement.

         The Holder, by accepting this Certificate, is deemed to have (i) executed and agreed to comply with, and to become bound by, the Agreement; (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity, necessary to enter into the Agreement;
(iii) appointed any Person duly authorized by the Board of Directors to act as the true and lawful representative and attorney-in-fact of the Holder, in the name, place and stead of the Holder, to make, execute, sign, deliver and file
(a) any amendment of the Certificate of Formation, (b) any amendment to the Agreement made in accordance with the terms of the Agreement, and (c) all such other instruments, documents and certificates that may from time to time be required by law to effectuate, implement and continue the valid and subsisting existence of the Company or for any other purpose consistent with the Agreement and the transactions contemplated thereunder; (iv) given the powers of attorney provided for in the Agreement; and (v) made the waivers and given the consents and approvals contained in the Agreement.

      This certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent of the Units.

Dated:___________________________



Countersigned and Registered by: EOTT Energy LLC

[                              ]
as Transfer Agent and Registrar             By:
of the Units                                   ---------------------------------
                                                      Authorized Officer

By:                                         By:
   -------------------------------             ---------------------------------
        Authorized Signature                          Authorized Officer




                            [Reverse of Certificate]

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM  -  as tenants in common           UNIF GIFT MIN ACT -
TEN ENT  -  as tenants by the entireties                       -----------------
JT TEN   -  as joint tenants with right                        (Cust)    (Minor)
            of survivorship and not as                 under Uniform Gifts to
            tenants in common                          Minors Act of
                                                                     -----------
                                                                       (State)

         Additional abbreviations, though not in the above list, may also be used.

                                   STOCK POWER

For Value Received, ___________________________________________ hereby sells, assigns and transfers unto______________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE, AND PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE) ____________________ Units represented by the Certificate and does hereby irrevocably constitute and appoint __________________ as attorney-in-fact, to transfer the said Units on the books of the within named Company and with full power of substitution in the premises.

Dated:
      ----------------------------

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


----------------------------------
(SIGNATURE)


----------------------------------
(SIGNATURE)


THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY:
                           -----------------------------------------------



                                        3